Exhibit 99

November 16, 2004

Securities and Exchange Commission

Washington, D.C.  20549

Commissioners:

We have read the statements made by First Metroplex Capital, Inc. in the Form 12b-25 filed as of this November 16, 2004, and we agree with such statements as they relate to our firm.

/s/ Weaver and Tidwell, LLP